EXHIBIT 10.4

SECOND SIGHT MEDICAL PRODUCTS, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Pursuant to Shareholder Approved Amendments on May 15, 2015, May 10, 2016, June 6, 2017 and May 16, 2018

1.PURPOSE.  The Board of Directors of the Company has established and approved the Second Sight Medical Products, Inc. 2011 Equity Incentive Plan (the “Plan”).  The purposes of the Plan are to encourage the officers and employees of the Company to have a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its equity owners.

2.DEFINITIONS.  As used in this Plan, the following terms shall have the meanings set forth below:

a.“Award” shall mean a grant of an Option or a RSU under the Plan.

b.“Award Agreement” shall mean a written agreement evidencing any Award granted by the Company hereunder and signed by both the Company and the Participant.

c.“Change in Control” shall mean, subject to Section 6(k), the occurrence of any of the following:

i.The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

ii.The consummation of a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing at least fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

iii.A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

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iv.The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing at least fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

d.“Committee” shall mean the Directors.

e.“Company” shall mean Second Sight Medical Products, Inc., a California corporation.

f.“Directors” shall mean the board of directors of the Company as the same may be constituted from time to time.

g.“Eligible Person” shall mean any employee of the Company, any employee of any other entity that is a controlled subsidiary of the Company, and any manager or officer thereof.  An entity shall be considered a controlled subsidiary of the Company if the Company owns more than fifty percent (50%) of its outstanding equity securities and has more than a fifty percent (50%) voting interest.

h.“Executive Employees” shall mean the President, each head of a functional portion of the Company, including each Vice President of the Company.

i.“Fair Market Value” shall mean the amount determined under Section 5(h) hereof.

j.“Option” shall mean any right granted to a Participant hereunder to purchase Shares of the Company.

k.“Participant” shall mean an Eligible Person who is selected by the Committee to receive an Award under the Plan.

l.“RSU” shall mean a bookkeeping entry representing the equivalent of one Share granted to a Participant hereunder that may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.

m.“Share” shall mean a share of the common stock of the Company.

3.ADMINISTRATION.

The Plan shall be administered by the Committee.  The Committee shall have full power and authority to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

a.select those Eligible Persons to whom Awards may from time to time be granted hereunder;

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b.determine the option price of each Option to be granted to a Participant hereunder;

c.determine the number of Shares of the Company to be covered by each Award granted hereunder;

d.determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

e.interpret and administer the Plan and any instrument or agreement entered into under the Plan;

f.establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

g.make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

All decisions and determinations of the Committee shall be by majority vote of its members and shall be set forth in writing.  Each such writing shall hereinafter be referred to as a “Committee Action.”  All such Committee Actions shall promptly be submitted to the Secretary of the Company who, upon receipt, shall place a copy of same in a record book maintained by the Secretary for that purpose and which shall be available for examination by the Directors at any time and from time to time.  All Committee Actions that are within the scope of the Committee’s authority hereunder shall be deemed final, conclusive, and binding upon all persons including the Company, any Participant, and any Eligible Person of the Company or of any affiliate of the Company.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

4.LIABILITY.  No members of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.  No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on such member’s part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except those resulting from such member’s willful misconduct.

5.DURATION OF, AND SHARES SUBJECT TO, THE PLAN.

a.TERM.  No Awards shall be granted under this Plan after May 31, 2021; provided, however, that Awards may be exercised or may vest in accordance with their terms after May 31, 2021 with respect to Awards granted prior to such date.

b.SHARES SUBJECT TO THE PLAN.  The maximum number of Shares with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 5(d) of this Plan, is 1,500,000 Shares (after giving effect to the prior shareholder approved amendments to this Plan and to the one for eight reverse stock split implemented by the Company as of December 31, 2019).  Said maximum shall be inclusive of, and offset and reduced by, any Awards granted under any other employee stock incentive plan maintained by

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the Company; provided, however, that to the extent that any awards granted under any prior plan are converted into Awards granted under this Plan, the awards that are so terminated under the prior plan and converted to new Awards granted under this Plan shall, in determining the maximum number of Awards that may be issued under this Plan, be disregarded.

c.SECTION 162(m) LIMITATION.  No employee of the Company or an affiliate of the Company shall be eligible to be granted Options covering more than 1,000,000 Shares during any calendar year.

d.ADJUSTMENTS.  In the event of any merger, reorganization, consolidation, recapitalization, Share split, reverse Share split, or similar transaction or other change in legal structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in (i) the aggregate number, class, and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant and (ii) the number, class, and kind of Shares subject to outstanding Awards and option price of Options granted under the Plan.

e.ELIGIBILITY.  Any Eligible Person shall be eligible to be selected as a Participant, except that no member of the Committee shall participate in his or her own selection as a Participant or in the grant of any Awards to him or her.

f.GRANT OF OPTIONS.  From time to time the Committee may grant Options to Participants based on such criteria as may be established from time to time by the Committee.  The Options shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  Any such Award Agreement shall be subject to all of the terms and conditions set forth herein and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable and approve from time to time.

i.OPTION PRICE.  The purchase price per Share purchasable pursuant to an Award Agreement shall be determined by the Committee in its sole discretion; provided, however, that such option price shall not be less than the Fair Market Value of the Shares on the date of the grant of the Option.

ii.OPTION PERIOD.   The term of each Option shall be fixed by the Committee in its sole discretion but shall in no event exceed ten (10) years.

iii.EXERCISABILITY.  Options shall be exercisable at such time or times, and  based upon such vesting and other conditions, as determined by the Committee from time to time on a case by case basis.  The Committee shall have the right at any time, and from time to time, to accelerate the rate of vesting set forth in any issued and outstanding Option or Options.

iv.METHOD OF EXERCISE.  Subject to the other provisions of this Plan and the applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, a promissory

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note or other consideration acceptable to the Committee having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash and other consideration, as the Committee may specify in the applicable Award Agreement.

g.GRANT OF RSUS.  From time to time the Committee may grant RSUs to Participants based on such criteria as may be established from time to time by the Committee.  The RSUs shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  Any such Award Agreement shall be subject to all of the terms and conditions set forth herein and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable and approve from time to time.

i.RESTRICTIONS.  At the time a grant of RSUs is made, the Committee may, in its sole discretion, (1) establish a restricted period applicable to such RSUs and (2) prescribe restrictions in addition to or other than the expiration of the restricted period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such RSUs.  RSUs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such RSUs.

ii.VOTING AND DIVIDEND RIGHTS.  A Participant who holds RSUs shall have no rights as a stockholder of the Company (for example, the right to receive dividend payments or distributions attributable to the Shares underlying such RSUs, to direct the voting of the Shares underlying such RSUs, or to receive notice of any meeting of the Company’s stockholders).

iii.CREDITOR’S RIGHTS.  A Participant who holds RSUs shall have no rights other than those of a general unsecured creditor of the Company.  RSUs represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

iv.SETTLEMENT.  Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to RSUs shall lapse, and, unless otherwise provided in the applicable Award Agreement, the RSU shall be settled by (1) the delivery of cash, (2) issuance of a book-entry or direct registration or a certificate evidencing ownership of Shares, free of all such restrictions, or (3) a combination of the foregoing, to the Participant or such Participant’s beneficiary or estate, as the case may be.  Neither the Participant, nor the Participant’s beneficiary or estate, shall have any further rights with regard to a RSU once the cash, Shares, or combination thereof represented by such RSU have been delivered.

h.FAIR MARKET VALUE.  For all purposes of the Plan and any Award Agreement, Fair Market Value shall mean that amount determined by the Committee from time to time.  Such determination shall be based upon the most recent trades in any public market or, if there is no public market for the Shares, then as determined by the Committee, based on such criteria as it deems in its sole discretion to reflect the Fair Market Value, including reliance on a formal appraisal prepared by a qualified and experienced independent third party appraiser.

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i.AMENDMENTS AND TERMINATION.   The Committee may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent.  The Committee may, from time to time amend, modify, or alter the Plan where such amendment, modification or alteration is required to assure that the Plan remains in compliance with the Securities Act of 1933 (the “Act”), the California Corporations Code (the “Code”), and any other then applicable federal or state securities laws.   The Committee may amend the terms of any Award Agreement theretofore executed, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's written consent.

j.COMPLIANCE WITH SECURITIES LAWS.  It is the intention of the Company that the Awards and the Shares thereunder being granted, offered, and sold be exempt from registration under the Act by satisfying the requirements of Rule 504, 506 and/or Rule 701, as promulgated under such Act, and be exempt from qualification under the Code by satisfying the requirements of Section 25102(o) of the Code including all rules and regulations promulgated thereunder.  Unless the Company shall register the Shares under the Act, qualify the Shares under the Code, or satisfy the requirements for exemption from qualification and exemption under some other provision of the Code or Act, the aggregate option price of all Options granted within any twelve (12)-month period shall not exceed the greater of $1,000,000 or, alternatively, the amount of Shares that may be issued pursuant to Awards granted within any twelve (12)-month period shall not exceed fifteen percent (15%) of the then issued and outstanding Shares of the Company.

6.GENERAL PROVISIONS.

a.Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards which have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, gifted, pledged, hypothecated, or otherwise encumbered, except by will or by the laws of descent and distribution or, for Options, to a revocable living trust of which the Participant is a primary beneficiary; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Option or to receive settlement of RSUs, if applicable, upon the death of the Participant.  Each Option shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Each Option shall provide that to the extent the Option is exercisable upon the date of a Participant’s termination of employment, it shall continue to be exercisable following the employment termination date for a period of at least six (6) months in the case of termination of employment on account of death or disability and at least thirty (30) days on account of termination of employment for any other reason.  Unless the Award Agreement provides otherwise, upon a Participant’s termination of employment, any RSUs held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

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b.The term of each Option shall be for such period of months or years from the date of its grant as may be determined by the Committee, but in no event longer than as provided herein.

c.No Eligible Person shall have any claim to be granted any Award under the Plan, and there shall be no requirement for uniformity of treatment of Eligible Persons under the Plan.

d.The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement in such form as the Committee has approved and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

e.In the case of any involuntary transfer of an Option including, but not limited to, transfers arising from bankruptcy, other insolvency or creditor proceedings, and dissolution of marriage, all rights in and to the Option or portion of the Option so transferred shall, as determined by the Committee on a case by case basis, immediately terminate, become null and void, and of no further force or effect.

f.Except as otherwise required in any applicable Award Agreement or by the terms of this Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration for the grant of the Award other than the rendering of services.

g.The Company shall be authorized to withhold the amount of tax withholding required by applicable law on account of, or arising out of, any exercise of the Options and vesting of the RSUs and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  Such withholding may take the form of the Participant tendering to the Company, or the Company withholding, Shares with a value equal to the withholding taxes then due (a “Tender Payment”) or, alternatively, giving up Option rights which are then vested and that have a value (based upon the difference between the then Fair Market Value and the option price of the Shares purchasable under the Option) equal to the withholding taxes then due (an “Option Redemption Payment”).  In the case of either a Tender Payment or an Option Redemption Payment, the Company shall be responsible for making payment to the relevant governmental taxing agencies of the cash amount of such withholding.

h.The validity, construction, and effect of this Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

i.If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction to which it is subject, would disqualify the Plan or any Award under any law deemed applicable by the Committee or disqualify the Plan from exemption under Rule 701 of the Act or Code section 25102(o), such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without,

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in the sole and absolute determination of the Committee, materially altering the intent of the Plan, it shall be stricken, and the remainder of the Plan shall remain in full force and effect.

j.Awards may be granted to Eligible Persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

k.Notwithstanding anything in this Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance thereunder (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and Awards granted hereunder will be interpreted and administered to be in compliance with Section 409A.  Any adjustments made pursuant to Article 5 to Awards (i) that are considered “deferred compensation” (within the meaning of Section 409A) shall be made in compliance with the requirements of Section 409A and (ii) that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (1) continue not to be subject to Section 409A or (2) comply with the requirements of Section 409A, and in any event, the Committee shall not have the authority to make any adjustments pursuant to Article 5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A at the time of grant to be subject thereto.

Any payments described in the Plan that are due within the short-term deferral period (within the meaning of Section 409A) will not be treated as “deferred compensation” (within the meaning of Section 409A) unless applicable law requires otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s separation from service (within the meaning of Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as “deferred compensation” (within the meaning of Section 409A), and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as “deferred compensation” within the meaning of Section 409A.

7.EFFECTIVE DATE OF PLAN.  The Plan was originally effective June 1, 2011.

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8.ISSUANCE OF AWARDS TO NON-EMPLOYEES.  The Plan covers the grant of Awards to employees of the Company and other service providers of the Company only.  From time to time, the Company may elect to grant Awards to non-employees, including, but not limited to, vendors, suppliers, independent contractors, and lenders, but in each such case only to natural persons, where, in the discretion of the Company, it is determined that such grant is in the best interests of the Company.  Any such Awards that shall be granted to non-employees of the Company shall be on such terms and conditions as mutually agreed upon between the Company and the grantee and shall not be covered by, or subject to, the Plan except to the extent that such Award shall make specific reference to the Plan or any specific provision herein.

9.CHANGE IN CONTROL.   In order to preserve a Participant’s rights with respect to any outstanding Award in the event of a Change in Control of the Company:

a.Vesting of all outstanding Awards shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control whether or not the Awards are to be assumed by the acquiring or successor entity (or parent or subsidiary thereof) or new awards under a new stock incentive program (“New Incentives”) of comparable value are to be issued in exchange therefore, as provided in Section 9(b) below.

b.If vesting of outstanding Awards will accelerate pursuant to Section 9(a) above, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each such Award for an amount of cash or other property having a value, for Options, equal to the difference (or “spread”) between (i) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the Option had such Option been exercised immediately prior to the Change in Control, and (ii) the option price of the Option, or having a value, for RSUs, equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon vesting of the RSUs had such RSU been vested immediately prior to the Change in Control.

c.Notwithstanding Section 9(a)-(b) above, the Committee shall have the discretion to provide in each Award Agreement other terms and conditions that relate to (i) vesting of the Award in the event of a Change in Control and (ii) assumption of such Award or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Award Agreement and may be different from and have precedence over the provisions set forth in Section 9(a)-(b) above.

d.Outstanding Awards shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Awards are assumed by the successor entity (or parent or subsidiary thereof) pursuant to the terms of the Change in Control transaction.

e.If outstanding Options will not be assumed by the acquiring or successor entity (or parent or subsidiary thereof), the Committee shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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10.REPRICING.  The Company may, at any time in its discretion, (i) amend the terms of outstanding Options to reduce the option price; (ii) cancel outstanding Options in exchange for or substitution of Options with an option price that is less than the option price of the original Options; or (iii) cancel outstanding Options with an option price above the current Fair Market Value in exchange for cash or other securities.

(effective as of June 1, 2011 and amended and restated as of December 31, 2019)